Exhibit 99.2

CONSENT OF TRUIST SECURITIES INC.

 Resource Apartment REIT III, Inc.
1845 Walnut Street, 17th Floor
Philadelphia, Pennsylvania 19103
Attention: Special Committee of the Board of Directors

RE:
Proxy Statement of Resource Apartment REIT III, Inc. (“REIT III”) and Prospectus of Resource Real Estate Opportunity REIT II, Inc. (“REIT II”), which forms part of the Registration Statement on Form S-4 of REIT II (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated September 8, 2020, to the Special Committee of the Board of Directors of REIT III as Annex C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of REIT III Special Committee’s Financial Advisor,”“THE MERGER – Recommendation of the REIT III Board of Directors and Its Reasons for the Merger” and “THE MERGER – Opinion of REIT III Special Committee’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 20, 2020

/s/ Truist Securities Inc.
TRUIST SECURITIES INC.